UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2007

Atlas America, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32169

Delaware	51-0404430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

311 Rouser Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

412-262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 26, 2007, the Compensation Committee of Atlas America, Inc. (the "Company") agreed to amend the employment agreement dated April 5, 2006 with Richard D. Weber (the "Amendment"), the President and Chief Operating Officer of Atlas Energy Resources, LLC ("ATN"), a publicly-traded company that is controlled by the Company.

The Amendment provides for accelerated vesting of ATN restricted units and options that are unvested as of the time of Mr. Weber's death or disability. The purpose of the Amendment is to conform the terms of Mr. Weber's ATN restricted units and options grants with those found in the forms of grant previously adopted by the Company's Compensation Committee. The Amendment does not modify any other material provisions of the employment agreement. The Amendment is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 1 to Agreement for Services

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas America, Inc.

Date: May 01, 2007	By:	/s/ Lisa Washington
Lisa Washington
Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 1 to Agreement for Services